UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 17, 2007

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement and Item 2.03 Creation of a Direct Financial or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2007, First Indiana Bank, N.A. (the “Bank”), a subsidiary of First Indiana Corporation (the “Company”), entered into a Lease with Crown Green Associates, LLC (the “Landlord”) to lease a portion of the property located at 135 North Pennsylvania Street, Indianapolis, Indiana (the present headquarters of the Company). The Lease provides for an initial term of twelve years commencing on a target date of July 15, 2007, subject to the completion of tenant improvements. The annual base rent under the Lease is $710,258 for 37,382 square feet of rental space, and the Landlord will pay or credit to the Bank a space planning and tenant improvement allowance of up to approximately $940,905. The Bank has the right to renew the Lease for two five year terms, based in part on the then fair annual market rental value of the Property. There is no other relationship between the Company and the Landlord. A copy of this lease is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Lease Agreement dated April 17, 2007.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: April 23, 2007	By:	/s/ William J. Brunner
William J. Brunner Chief Financial Officer